Exhibit 10.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”) dated as of the 28th day of September 2007, by, and among, DOWNTOWN GRILL INVESTORS LLC, a limited liability company organized under the laws of the State of California (the “Seller”), and GRILL CONCEPTS, INC., a corporation organized under the laws of the State of Delaware (the “Purchaser”).

W I T N E S S E T H :

WHEREAS, the Purchaser, the Seller and GCI-MP, Inc. formed, and are the members of, 612 Flower Daily Grill, LLC (the “Company”) to construct, own and operate a Daily Grill restaurant in Los Angeles, California;

WHEREAS, the Seller owns a 41.59% interest in the Company (the “Transferred Interest”); and

WHEREAS, the Seller has agreed to sell, and the Purchaser has agreed to purchase, the Transferred Interest on the terms, provisions and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby agree as follows:

ARTICLE I

Purchase and Sale of the Transferred Interest

Section 1.01. Purchase and Sale. On the Closing Date and upon the terms and subject to the conditions set forth herein, the Seller shall sell, convey, transfer, assign and deliver the Transferred Interest to Purchaser, free and clear of all liens, and Purchaser shall purchase and accept the Transferred Interest from the Seller.

Section 1.02. Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Interest shall be $1,750,000 and shall be payable as follows:

(a) The Purchase Price, less the Delivered Cash deliverable pursuant to Section 1.02(b), shall be payable in full by delivery of a number of shares of non-assessable $0.00004 par value common stock (the “Delivered Shares”) of the Purchaser with an Agreed Value equal to the Purchase Price (less the Delivered Cash), where the “Agreed Value” of the Delivered Shares is an amount equal to the greater of (i) the Market Price of the common stock of the Purchaser, or (ii) $7.00 per share. For purposes hereof, the “Market Price” of the common stock of the Purchaser shall mean the closing sales price as reported by the Nasdaq Stock Market, or such other U.S. securities exchange on which the Purchaser’s common stock is then listed if it is no so listed on the Nasdaq Stock Market, on the last trading day prior to the Closing Date, and if no such market then exists, the Market Price shall be deemed to be $7.00 per share.

(b) At the election of the Seller, and upon delivery of notice in writing to the Purchaser at least five business days prior to the Closing Date, up to $300,000 (the “Delivered Cash”) of the Purchase Price shall be payable in cash at closing.

Section 1.03. Time and Place of Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of the Purchaser on September 28, 2007 or at such other time or place as is mutually agreeable to the parties or, if any of the conditions to Closing set forth in Article II have not been satisfied or waived by the party entitled to the benefit thereof on or prior to such date, on the second business day following satisfaction or waiver of such conditions (the “Closing Date”).

Section 1.04. Delivery of the Transferred Interest; Payment of Purchase Price. On the Closing Date:

(a)	The Seller shall deliver to Purchaser:

(i)	a duly executed Assignment (the “Assignment”), in the form attached hereto as Exhibit A, assigning and transferring to Purchaser all right, title and interest in and to the Transferred Interest free and clear of all liens; and

(ii)	each of the certificates and other documents and instruments required to be delivered by or on behalf of Seller under Article II below, each duly executed where appropriate.

(b)	The Purchaser shall deliver to Seller:

(i)	duly executed resolutions of Purchaser’s board of directors, certified by the corporate secretary of Purchaser, authorizing the payment to the Seller of the Delivered Cash and the issuance of the Delivered Shares;

(ii)	each of the certificates and other documents and instruments required to be delivered by or on behalf of Purchaser under Article II below, each duly executed where appropriate;

(iii)	the Delivered Cash; and

(iv)	a copy of irrevocable instructions to the Purchaser’s transfer agent to deliver the Delivered Shares to (A) the Seller or, (B) the individual members of the Seller in their proportionate interest; provided, however, that the Delivered Shares will only be delivered to the individual members of the Seller if the Seller shall have previously instructed the Purchaser in writing to so deliver the shares.

ARTICLE II

Conditions to Closing

Section 2.01. Conditions to Purchaser’s Obligation. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or prior to the Closing Date:

(a) The representations and warranties in Article III hereof shall be true and correct in all material respects when made and as of the Closing Date as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties and the Seller shall have performed in all material respects all of the covenants and agreements required to be performed by the Seller hereunder prior to the Closing;

(b) The Seller shall have received or obtained all governmental, shareholder, member, notices, third-party consents and approvals (each, an “Approval”) that are necessary (i) for the consummation of the transactions contemplated hereby or (ii) to prevent the consummation of the transactions contemplated hereby from resulting in a breach of or default under, or a termination, modification or acceleration of or payment under, any instrument, contract, lease, license or other agreement to which the Seller is a party or is bound, in each case on terms reasonably satisfactory to Purchaser;

(c) No suit, action or other proceeding shall be pending or threatened before any governing authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby, and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect;

(d) At the Closing, the Seller shall have delivered to Purchaser (i) a certificate signed by the Seller and an officer of the Seller, dated the date of the Closing, stating that the conditions specified in subsections (a) through (c) above have been satisfied as of the Closing; (ii) copies of all Approvals; (iii) certified copies of the resolutions of Seller’s board of managers or other governing body authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby; (iv) a good standing certificate for the Seller from its jurisdiction of organization dated as of a recent date prior to the Closing Date; and (v) such other documents or instruments as are required to be delivered by the Seller at the Closing pursuant to the terms hereof; and

(e) All proceedings to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Purchaser shall be reasonably satisfactory in form and substance to Purchaser and its legal counsel. Any condition specified in this Section 2.1 may be waived by Purchaser if such waiver is set forth in a writing duly executed by Purchaser.

Section 2.02. Conditions to Seller’s Obligation. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or prior to the Closing Date:

(a) The representations and warranties in Article IV hereof shall be true and correct in all material respects when made and as of the Closing Date as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties and the Purchaser shall have performed in all material respects all of the covenants and agreements required to be performed by the Purchaser hereunder prior to the Closing;

(b) The Purchaser shall have received or obtained all governmental, shareholder, member, notices, third-party consents and approvals (each, an “Approval”) that are necessary (i) for the consummation of the transactions contemplated hereby or (ii) to prevent the consummation of the transactions contemplated hereby from resulting in a breach of or default under, or a termination, modification or acceleration of or payment under, any instrument, contract, lease, license or other agreement to which the Purchaser is a party or is bound, in each case on terms reasonably satisfactory to Seller;

(c) No suit, action or other proceeding shall be pending or threatened before any governing authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby, and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect;

(d) At the Closing, the Purchaser shall have delivered to Seller (i) a certificate signed by the Purchaser and an officer of the Purchaser, dated the date of the Closing, stating that the conditions specified in subsections (a) through (c) above have been satisfied as of the Closing; (ii) copies of all Approvals; (iii) certified copies of the resolutions of Purchaser’s board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby; (iv) a good standing certificate for the Purchaser from its jurisdiction of organization dated as of a recent date prior to the Closing Date; and (v) such other documents or instruments as are required to be delivered by the Purchaser at the Closing pursuant to the terms hereof; and

(e) All proceedings to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Seller shall be reasonably satisfactory in form and substance to Seller and its legal counsel. Any condition specified in this Section 2.2 may be waived by Seller if such waiver is set forth in a writing duly executed by Seller.

ARTICLE III

Representations and Warranties of Seller

Subject to all of the terms, conditions and provisions of this Agreement, Seller hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

Section 3.01. Capacity, Organization, Corporate Power and Licenses. Seller has full power, authority and legal capacity to enter into this Agreement, and the other documents contemplated hereby and to perform its obligations hereunder and thereunder. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified or licensed to do business, and is in good standing in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Seller is not in default under or in violation of any provision of its organizational documents. Seller has the full power and authority necessary to own and use the assets of its business and carry on its business in the manner currently conducted and as presently proposed to be conducted after the Closing Date.

Section 3.02. Equity and Related Matters; Title. Seller is the record and beneficial owner of, and has good title to, the Transferred Interest, free and clear of all liens, claims, encumbrances and rights of third parties and has the right to convey the Transferred Interest free of any preemptive rights, rights of first refusal, options or other similar rights.

Section 3.03. Financial Condition. Seller is solvent, as that term is commonly understood, with assets exceeding its liabilities and paying its liabilities as they come due and the consummation of the transactions contemplated hereby will not render Seller insolvent. The Transferred Interest is held free of any liens, claims or encumbrances.

Section 3.04. No Brokers. No broker, finder or similar agent has been employed by or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and Seller has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder’s fee or similar compensation in connection with this Agreement or the transactions contemplated hereby.

Section 3.05. Authorization; Noncontravention.

(a) The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which Seller is a party has been duly authorized by Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, and each of the other agreements and instruments contemplated hereby to which Seller is a party, when executed and delivered by Seller, in accordance with the terms hereof and thereof, shall each constitute a valid and binding obligation of Seller, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(b) The execution and delivery by Seller of this Agreement and all of the other agreements and instruments contemplated hereby to which Seller is a party and the fulfillment of and compliance with the respective terms hereof and thereof by Seller do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any lien upon Seller’s assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, Seller’s organizational documents, or any law, statute, rule or regulation to which Seller is subject, or any material agreement, instrument, license, permit, order, judgment or decree to which Seller is subject.

Section 3.06. Consents and Approvals. No governmental approvals and no notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by the Seller of this Agreement and the other documents contemplated hereby or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

Section 3.07. Litigation. There are no, and have not been any, actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Seller’s knowledge, threatened against or affecting Seller that contest, or would have the effect of contesting, the validity of this Agreement or the transactions contemplated hereby.

Section 3.08. Securities and Tax Matters. In entering into this Agreement and the transactions contemplated hereby, including accepting the Delivered Shares:

(a) Seller has conducted such investigation of the affairs of Purchaser as Seller, and its advisors, deemed appropriate, including reviewing such public filings of Purchaser and other documents as Seller selected. Other than the representations and warranties contained herein, Seller did not rely on any disclosures or representations of Purchaser in entering into this Agreement and agreeing to accept the Delivered Shares but relied entirely upon its own investigation;

(b) Seller, together with its advisors, is financially sophisticated and capable of evaluating the merits and risks of an investment in the Delivered Shares. Seller qualifies as an “accredited investor” as that term is defined under the Securities Act of 1933 (the “Securities Act”) and Seller was not formed for the purpose of entering into this Agreement and receiving the Delivered Shares;

(c) Seller understands and acknowledges that the Delivered Shares will be acquired in a private transaction without general advertising or public solicitation, that the Delivered Shares constitute “restricted securities,” as that term is defined in Rule 144 promulgated under the Securities Act, that may only be resold pursuant to an effective registration statement or an available exemption from registration under state and federal securities laws (such as Rule 144), that Purchaser has no obligation to file any registration statement covering the Delivered Shares, that, among other conditions, Rule 144 imposes a one-year holding period (the “Rule 144 Holding Period”) and that, therefore, Seller may be required to hold the Delivered Shares for an indefinite period of time; and

(d) Seller understands and acknowledges that the sale of the Transferred Interest hereunder will likely give rise to taxable income to the Seller, that Purchaser makes no representations regarding the taxable income that may arise from the purchase and sale of the Transferred Interests and that, subject to the obligation of the Company to deliver tax information to its members, Seller is solely responsible for determination of the tax consequences to the Seller of the transactions contemplated hereby and is, along with the members of the Seller, responsible for all tax arising from the sale of the Transferred Interests.

ARTICLE IV

Representations and Warranties of Purchaser

Subject to all of the terms, conditions and provisions of this Agreement, Purchaser hereby represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

Section 4.01. Capacity, Organization, Corporate Power and Licenses. Purchaser has full power, authority and legal capacity to enter into this Agreement, and the other documents contemplated hereby and to perform its obligations hereunder and thereunder. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or licensed to do business, and is in good standing in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Purchaser is not in default under or in violation of any provision of its organizational documents. Purchaser has the full power and authority necessary to own and use the assets of its business and carry on its business in the manner currently conducted and as presently proposed to be conducted after the Closing Date.

Section 4.02. Authorization; Noncontravention.

(a) The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which Purchaser is a party has been duly authorized by Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, and each of the other agreements and instruments contemplated hereby to which Purchaser is a party, when executed and delivered by Purchaser, in accordance with the terms hereof and thereof, shall each constitute a valid and binding obligation of Purchaser, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(b) Except for the requirement that the consent of the holders of 70% of certain shares of common stock sold by Purchaser in July 2007 (the “2007 Placement Consent”) be obtained, the execution and delivery by Purchaser of this Agreement and all of the other agreements and instruments contemplated hereby to which Purchaser is a party and the fulfillment of and compliance with the respective terms hereof and thereof by Purchaser do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any lien upon Purchaser’s assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, Purchaser’s organizational documents, or any law, statute, rule or regulation to which Purchaser is subject, or any material agreement, instrument, license, permit, order, judgment or decree to which Purchaser is subject.

Section 4.03. Consents and Approvals. No governmental approvals and no notifications, filings or registrations to or with any governmental authority or any other person, other than the 2007 Placement Consent, is or will be necessary for the valid execution and delivery by the Purchaser of this Agreement and the other documents contemplated hereby or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

Section 4.04. Litigation. There are no, and have not been any, actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Purchaser’s knowledge, threatened against or affecting Purchaser that contest, or would have the effect of contesting, the validity of this Agreement or the transactions contemplated hereby.

Section 4.05. Securities Matters. Subject to the accuracy of the representations of Seller set forth in Section 3.08(a), (b) and (c), the offer, sale and issuance of the Delivered Shares issuable pursuant to this Agreement is exempt from the registration requirements of the Securities Act and the qualification and registration requirements of applicable blue sky laws.

ARTICLE V

Piggy Back Registration Rights

Section 5.01. Grant of Rights. The Purchaser covenants and agrees with any holder of the Delivered Shares (the “Registrable Securities”) that if, at any time within the period commencing on the Closing Date and ending on the later of (i) the first anniversary of the Closing Date or (ii) the lapse of the Rule 144 Holding Period then applicable to the Delivered Shares, it proposes to file a registration statement with respect to any class of equity or equity-related security (other than in connection with an offering to the Purchaser’s employees or in connection with an acquisition, merger or similar transaction) under the Securities Act in a primary registration on behalf of the Purchaser and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Registrable Securities, the Purchaser will give prompt written notice (which, in the case of a registration statement pursuant to the exercise of demand registration rights shall be within ten (10) business days after the Purchaser’s receipt of notice of such exercise and, in any event, shall be at least 20 days prior to such filing) to the holders of Registrable Securities at the addresses appearing on the records of the Purchaser of its intention to file a registration statement and will offer to include in such registration statement all, but not less than 20% of the Registrable Securities, subject to Section 5.02, such number of Registrable Securities with respect to which the Purchaser has received written requests for inclusion therein within ten (10) days after the giving of notice by the Purchaser. All registrations requested pursuant to this Section 5.01 are referred to herein as “Piggyback Registrations”. All Piggyback Registrations pursuant to this Section 5.01 will be made solely at the Purchaser’s expense. This Section is not applicable to a registration statement filed by the Purchaser on Forms S-4 or S-8 or any successor forms.

Section 5.02. Priority and Cutback Provisions. The rights granted under Section 5.01 to Piggyback Registrations shall be subject to the following qualifications and limitations:

(a) If a Piggyback Registration includes an underwritten primary registration on behalf of the Purchaser and the underwriter(s) for such offering determines in good faith and advises the Purchaser in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Purchaser, the Purchaser will include in such registration (i) first, the securities that the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration apportioned pro rata among the holders of the Registrable Securities and holders of other securities requesting registration.

(b) If a Piggyback Registration consists only of an underwritten secondary registration on behalf of holders of securities of the Purchaser, and the underwriter(s) for such offering advises the Purchaser in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities, the Purchaser will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, and (B) second, the Registrable Securities requested to be included in such registration and securities of holder of other securities requested to be included in such registration statement, pro rata among all such holders on the basis of the number of shares requested to be included by each such holder, provided, however, the Purchaser will use its best efforts to include not less than 20% of the Registrable Securities.

Notwithstanding the foregoing, if any such underwriter shall determine in good faith and advise the Purchaser in writing that the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Purchaser would materially adversely affect the distribution of such securities by the Purchaser, then the holders of such Registrable Securities shall delay their offering and sale for such period ending on the earliest of (1) 90 days following the effective date of the Purchaser’s registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering shall have been disbanded or, (3) such date as the Purchaser, managing underwriter and holders of Registrable Securities shall otherwise agree. In the event of such delay, the Purchaser shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such holders to make their proposed offering and sale for a period of 120 days immediately following the end of any such period of delay. If any party disapproves the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Purchaser, the underwriter, and the holder. Notwithstanding the foregoing, the Purchaser shall not be required to file a registration statement to include shares pursuant to Section 5.01 if independent counsel, reasonably satisfactory to the Company, renders an opinion to the Company that the Registrable Securities proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Securities Act or otherwise without registration under the Securities Act.

Section 5.03. Expenses; Blue Sky. In connection with the registration of Registrable Securities hereunder, the Purchaser agrees to (a) bear the expenses of any registration; provided, however, that in no event shall the Purchaser be obligated to pay (i) any fees and disbursements of special counsel for holders of Registrable Securities, (ii) any underwriters’ discount or commission in respect of such Registrable Securities, and (iii) any stock transfer taxes attributable to the sale of the Registrable Securities; (b) use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which such holders shall reasonably request, provided, however, that no qualification shall be required in any jurisdiction where, as a result thereof, the Purchaser would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject; and (c) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each holder of securities included in such registration statement.

Section 5.04. Information Requirements. The Purchaser’s obligations under this Article V shall be conditioned upon a timely receipt by the Purchaser in writing of: (a) information as to the terms of such public offering furnished by or on behalf of each holder of Registrable Securities intending to make a public offering of his, her or its Registrable Securities, and (b) such other information as the Purchaser may reasonably require from such holders, or any underwriter for any of them, for inclusion in such registration statement.

ARTICLE VI

Termination

Section 6.01. Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

(a) by the mutual written consent of Purchaser, on the one hand, and the Seller, on the other hand;

(b) by Purchaser, if there has been a material misrepresentation or a breach of warranty or a breach of a covenant by the Seller in the representations and warranties set forth in this Agreement, which in the case of any breach of covenant has not been cured (if curable) by the earlier of (i) ten (10) days after written notification thereof by Purchaser to Seller or (ii) the Termination Date;

(c) by Seller, if there has been a material misrepresentation or a breach of warranty or a breach of a covenant by Purchaser in the representations and warranties or covenants set forth in this Agreement, which in the case of any breach of covenant has not been cured (if curable) by the earlier of (i) ten (10) days after written notification thereof by Seller to Purchaser or (ii) the Termination Date;

(d) by either Purchaser or Seller if a final nonappealable order of a governing authority of competent jurisdiction permanently enjoining, restraining or otherwise prohibiting the Closing has been issued; or

(e) by either Purchaser or Seller if the transactions contemplated hereby have not been consummated by October 15, 2007 (the “Termination Date”);

provided that the party electing termination pursuant to clause (b), (c), (d) or (e) of this Section 6.01 is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement. In the event of termination by Purchaser or Seller pursuant to this Section 6.01, written notice thereof (describing in reasonable detail the basis therefor) shall forthwith be delivered to the other parties.

Section 6.02. Effect of Termination. In the event of termination of this Agreement by either Purchaser or Seller as provided above, this Agreement shall forthwith terminate and have no further force and effect, except that (a) the covenants and agreements set forth in Sections 6.01 (Termination) and Article VII (Miscellaneous) shall survive such termination indefinitely, and (b) nothing in Section 6.01 or this Section 6.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its remaining obligations under this Agreement.

ARTICLE VII

Miscellaneous

Section 7.01. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.

Section 7.02. No Third Party Rights. Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.

Section 7.03. Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

Section 7.04. Assignments. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto and any attempt to do so shall be null and void.

Section 7.05. Counterparts. This Agreement may be executed in counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 7.06. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 7.07. Submission to Jurisdiction. Each of the parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any state or federal court sitting in Los Angeles County, California, over any claim arising out of or relating to this Agreement or any of the other documents contemplated hereby and irrevocably agrees that all such claims may be heard and determined in such court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a state or federal court sitting in Los Angeles County, California, and any claim that any such proceeding brought in a state or federal court sitting in Los Angeles County, California, has been brought in an inconvenient forum.

Section 7.08. Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail, upon the earlier of actual delivery or three business days after being mailed, (c) if delivered by overnight delivery service, one business day after being deposited with the overnight delivery service, and (d) if delivered by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

If to the Purchaser, addressed to:

Grill Concepts, Inc.

11661 San Vicente Blvd., Suite 404

Los Angeles, CA 90049

Attn: Philip Gay, President

Facsimile: (310) 820-6530

If to the Seller, addressed to:

Downtown Grill Investors LLC

c/o Kennedy Wilson, Inc.

9601 Wilshire Blvd., #220

Beverly Hills, CA 90210

Attn: Freeman Lyle

Facsimile: (310) 887-6459

Section 7.09. Expenses. Except as otherwise specifically provided herein, Seller and Purchaser shall pay all of their own respective fees, costs and expenses (including fees, costs and expenses of legal counsel, brokers and other representatives and consultants) incurred in connection with the negotiation of this Agreement, the performance of their obligations hereunder and the consummation of the transactions contemplated hereby.

Section 7.10. Entire Agreement. This Agreement and the other documents contemplated hereby set forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersede all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the parties concerning the subject matter hereof or thereof except as set forth herein and therein.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

“SELLER”

Downtown Grill Investors LLC

By:	/s/ Freeman Lyle
Name:	Freeman Lyle
Title:	Manager

“PURCHASER”

Grill Concepts, Inc.

By:	/s/ Philip Gay
Philip Gay, President